                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors
CPC International Inc.:


We consent to incorporation by reference in the Registration Statements on Forms S-8 (No. 2-48849, 2-92248 and 33-49847) and on Forms S-3 (No. 33-30813,
33-28989, 33-40759, 33-52213 and 33-65171) of CPC International Inc. of our
report dated February 5, 1996, relating to the consolidated balance sheets of CPC International Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended

December 31, 1995 which report appears in the December 31, 1995 annual report on Form 10-K of CPC International Inc.



                                               /S/ KPMG Peat Marwick LLP
                                               -------------------------
                                                  (KPMG Peat Marwick LLP)



New York, New York
March 19, 1996





                                       19